For Immediate Release

8x8, Inc. Reports Fourth Quarter and
Full Year Fiscal 2015 Results

Fiscal 2015 Revenue of $162.4 Million, Up 26% Year-Over-Year;
Non-GAAP Net Income of $16.2 Million, 10% of Revenue, or $0.18 per Diluted Share

SAN JOSE, Calif. - May 20, 2015 -- 8x8, Inc. (NASDAQ:EGHT), a leading provider of cloud-based unified communications and contact center solutions, today announced fourth quarter and full year fiscal 2015 financial results for the period ended March 31, 2015.

  Q4 total revenue of $43.5 million, up 22% organically year-over-year.
  Q4 GAAP net income of $183,000, or $0.00 per diluted share.
  Q4 Non-GAAP net income of $4.9 million, or $0.05 per diluted share.
  Fiscal 2015 revenue of $162.4 million, up 26% year-over-year and approximately 20% organically.
  Fiscal 2015 GAAP net income of $1.9 million, $0.02 per diluted share.
  Full year fiscal 2015 non-GAAP net income of $16.2 million, or $0.18 per diluted share.

"8x8 ended another record quarter and fiscal year with 26% fiscal 2015 revenue growth and non-GAAP net income of 10% of revenue," said 8x8 CEO Vik Verma. "We achieved these objectives while building a foundation for growth with the expansion of our senior management team and investments in R&D to capitalize on the significant and growing market opportunity for cloud communications solutions that exists worldwide."

Mr. Verma added, "During fiscal 2015, 8x8 made great progress enhancing our cloud communications offerings for the mid-market, solidifying partnerships with industry leading resellers and VARs and rolling out our services to large distributed organizations. As a result of our dedicated focus on integrating our telephony and contact center solutions, optimizing the security and reliability of our services, expanding globally and providing outstanding deployment and support, we believe we are ideally positioned to meet the communications requirements of the highly sought after mid-size and enterprise segments of the market."

Fourth Quarter and Year-to-Date Highlights:
  New monthly recurring revenue (MRR) sold in the fourth quarter of fiscal 2015 to mid-market customers and by channel sales teams increased 35% year-over-year.
  Service revenue from mid-market customers increased 34% year-over-year and now represents 43% of total service revenue, compared with 39% in the same year ago period.
  Average monthly service revenue per business customer increased 11% year-over-year to a record $320, compared with $287 in the same period last year.
  GAAP service margin was 81%, compared with 79% in the same period a year ago; overall gross margin was 73%, compared with 70% in the same year ago period.

  Monthly business service revenue churn was 0.5%, compared with 1.2% in the same period last year.
  Cash, cash equivalents and investments was $177.1 million in the fourth quarter of fiscal 2015, compared with $178.4 million in the same period last year; cash flow from operating activities was $21.2 million year to date; spent $19.4 million on share repurchase.
  Ended the quarter with 41,621 business customers, up 10% compared with 37,933 customers in the same period a year ago.

Additional Year-to-Date Business Highlights:
  Introduced new "Enterprise Suite" of services consisting of Virtual Office telephony and UC, Virtual Office Analytics, "Performance Assured" SLA and "Elite Touch" customer support.
  Completed senior management team with the addition of three key executives: Mary Ellen Genovese (CFO), Enzo Signore (CMO) and Puneet Arora (SVP Global Sales).
  Expanded channel partner program with addition of Arrow Systems Integration, Intelisys and CDW.
  Announced technology milestone with awarding of 100th US patent; 104 awarded patents to date
  Awarded the #1 ranking in the IHS Infonetics' Annual "Cloud UC Service Provider North American Scorecard" report for the second consecutive year.

"We are issuing our guidance for annual revenue of $193 million - $197 million in fiscal 2016, and we expect non-GAAP net income as a percentage of revenue in the 6% - 9% range as we continue to invest in our mid-market and enterprise growth," said Mr. Verma. "We look forward to discussing 8x8's strategy and range of capabilities to address the mid-market opportunity at our upcoming Analyst Day on June 4, 2015."

8x8 also reported, in accordance with NASDAQ Listing Rule 5635(c)(4), that employment inducement awards were granted to 31 new employees in connection with their recent hiring. The employees received restrictive stock units for 271,654 shares of the Company's Common Stock and 229,000 options, subject to their continued employment and other conditions.

Conference Call Information:

Management will host a conference call to discuss these results and other matters related to the Company's business today, May 20, 2015, at 4:30 pm ET. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID # 34784282) (404) 537-3406, international (Conference ID # 34784282)
Webcast:	http://investors.8x8.com/

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until midnight May 26, 2015. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) is the trusted provider of secure and reliable cloud-based unified communications and virtual contact center solutions to more than 40,000 businesses operating in over 40 countries across six continents. 8x8's out-of-the-box cloud solutions replace traditional on-premise PBX hardware and software-based systems with a flexible and scalable Software as a Service (SaaS) alternative, encompassing cloud business phone service, contact center solutions, and web conferencing. For additional information, visit www.8x8.com, or www.8x8.com/UK or connect with 8x8 on Google+, Facebook, LinkedIn and Twitter.

Non-GAAP Measures

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP net income and non-GAAP net income per share

We have defined non-GAAP net income as net income for GAAP plus non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, gain on patent sale, gain on disposal of discontinued operations and management transition, loss contingency reserve, and gain on escrow settlement. We have excluded gain on patent sale, gain on disposal of discontinued operations, loss contingency reserve and gain on escrow settlement because we consider these to have been isolated transactions and believe these are not reflective of our ongoing operations, and this reduces comparability of periodic operating results when these are included. Non-cash tax adjustments represent the differences between the amount of taxes we expect to pay and our GAAP tax provision each period. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded acquisition-related expenses and management transition expenses because these expenses are difficult to predict and are often one-time. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, market acceptance of new or existing services and features, success of our efforts to target mid-market and larger distributed enterprises, changes in the competitive dynamics of the markets in which we compete, customer cancellations and rate of churn, impact of current economic climate and adverse credit markets on our target customers, our ability to scale our business, our reliance on infrastructure of third-party network services providers, risk of failure in our physical infrastructure, risk of failure of our software, our ability to maintain the compatibility of our software with third-party applications and mobile platforms, continued compliance with industry standards and regulatory requirements, risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions, the amount and timing of costs associated with recruiting, training and integrating new employees, introduction and adoption of our cloud communications and collaboration services in markets outside of the United States, and general economic conditions that could adversely affect our business and operating results. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Investor Relations Contact:
Joan Citelli
Joan.citelli@8x8.com
(408) 654-0970

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Service revenue	$40,009	$32,545	$148,208	$116,607
Product revenue	3,521	3,241	14,205	11,990
Total revenue	43,530	35,786	162,413	128,597

Operating expenses (1):
Cost of service revenue	7,655	6,866	29,701	22,445
Cost of product revenue	4,173	3,999	15,863	15,170
Research and development	4,348	3,332	15,118	11,633
Sales and marketing	21,508	18,038	80,667	60,906
General and administrative	5,794	3,924	18,182	15,368
Gain on patent sale	-	-	(1,000)	-
Total operating expenses	43,478	36,159	158,531	125,522
Income (loss) from operations	52	(373)	3,882	3,075
Other income, net	210	140	833	742
Income (loss) from continuing operations before
provision for income taxes	262	(233)	4,715	3,817
Provision for income taxes	79	1,738	2,789	2,219
Income (loss) from continuing operations	183	(1,971)	1,926	1,598
Income from discontinued operations,
net of income tax provision	-	19	-	320
Gain on disposal of discontinued operations,
net of income tax provision of $463	-	7	-	596
Net income (loss)	$183	$(1,945)	$1,926	$2,514

Income (loss) per share - continuing operations:
Basic	$0.00	$(0.02)	$0.02	$0.02
Diluted	$0.00	$(0.02)	$0.02	$0.02

Income (loss) per share - discontinued operations:
Basic	$0.00	$0.00	$0.00	$0.01
Diluted	$0.00	$0.00	$0.00	$0.01

Net income (loss) per share:
Basic	$0.00	$(0.02)	$0.02	$0.03
Diluted	$0.00	$(0.02)	$0.02	$0.03

Weighted average number of shares:
Basic	88,950	88,184	89,071	78,310
Diluted	91,266	88,184	91,652	81,658

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Cost of service revenue	$216	$135	$692	$372
Cost of product revenue	-	-	-	-
Research and development	446	333	1,495	967
Sales and marketing	1,128	817	3,748	2,217
General and administrative	1,068	1,065	3,412	4,039
	$2,858	$2,350	$9,347	$7,595

8X8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$53,110	$59,159
Short-term investments	123,984	47,181
Accounts receivable, net	6,642	5,503
Inventory	704	811
Deferred tax asset	4,454	2,065
Other current assets	2,702	2,214
Total current assets	191,596	116,933
Long-term investments	-	72,021
Property and equipment, net	10,248	7,711
Intangible assets, net	12,260	15,095
Goodwill	36,887	38,461
Non-current deferred tax asset	43,169	47,797
Other assets	1,464	1,185
Total assets	$295,624	$299,203

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,775	$6,789
Accrued compensation	6,183	4,583
Accrued warranty	339	660
Deferred revenue	1,768	1,857
Other accrued liabilities	5,765	4,232
Total current liabilities	21,830	18,121

Other liabilities	1,583	2,904
Total liabilities	23,413	21,025

Total stockholders' equity	272,211	278,178
Total liabilities and stockholders' equity	$295,624	$299,203

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Twelve Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net income	$1,926	$2,514
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	3,540	2,567
Amortization of intangible assets	2,232	1,643
Amortization of capitalized software	341	147
Net accretion of discount and amortization of
premium on marketable securities	896	114
Gain on disposal of discontinued operations	-	(596)
Gain on escrow settlement	-	(565)
Stock-based compensation	9,347	7,595
Tax benefit from stock-based compensation	(151)	(142)
Deferred income tax provision	2,390	2,266
Other	256	650
Changes in assets and liabilities:
Accounts receivable, net	(1,529)	(1,575)
Inventory	52	(276)
Other current and noncurrent assets	(196)	(488)
Deferred cost of goods sold	(207)	163
Accounts payable	605	(1,035)
Accrued compensation	1,632	488
Accrued warranty	(321)	208
Accrued taxes and fees	490	276
Deferred revenue	(1,065)	681
Other current and noncurrent liabilities	1,002	282
Net cash provided by operating activities	21,240	14,917

Cash flows from investing activities:
Purchases of property and equipment	(5,826)	(2,853)
Acquisition of business, net of cash acquired	-	(18,474)
Cost of capitalized software	(724)	(755)
Proceeds from disposition of discontinued operations,
net of transaction costs	-	3,000
Proceeds from maturity of investments	63,546	-
Sales of investments - available for sale	36,764	24,219
Purchase of investments - available for sale	(106,021)	(141,604)
Net cash used in investing activities	(12,261)	(136,467)

Cash flows from financing activities:
Capital lease payments	(149)	(85)
Repurchase of common stock	(19,371)	(489)
Tax benefit from stock-based compensation	151	142
Proceeds from issuance of common stock, net of issuance costs	-	125,750
Proceeds from issuance of common stock under employee stock plans	4,455	5,167
Net cash (used in) provided by financing activities	(14,914)	130,485

Effect of exchange rate changes on cash	(114)	(81)
Net (decrease) increase in cash and cash equivalents	(6,049)	8,854

Cash and cash equivalents at the beginning of the period	59,159	50,305
Cash and cash equivalents at the end of the period	$53,110	$59,159

8x8, Inc.
Selected Operating Statistics
	Three Months Ended
	March 31, 2014	June 30, 2014	Sept. 30, 2014	Dec. 31, 2014	March 31, 2015

Total business customers (1)	37,933	39,340	40,434	41,051	41,621
Business customer average monthly service revenue per customer (2)	$ 287	$ 293	$ 299	$ 305	$ 320
Monthly business service revenue churn (3)	1.2%	0.4%	0.9%	1.0%	0.5%

Overall service margin	79%	80%	79%	80%	81%
Overall product margin	-23%	-9%	-8%	-11%	-19%
Overall gross margin	70%	71%	72%	72%	73%

(1)

Business customers are defined as customers paying for service. Customers that are currently in the 30-day trial period are considered to be customers that are paying for service. Customers subscribing to Virtual Office Solo, DNS or Cloud VPS services are not included as business customers.

(2)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(3)

Business customer service revenue churn is calculated by dividing the service revenue lost from business customers (after the expiration of 30-day trial) during the period by the simple average of business customer service revenue during the same period and dividing the result by the number of months in the period.

8x8, Inc.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Net income (loss)	$183	$(1,945)	$1,926	$2,514
Gain on patent sale	-	-	(1,000)	-
Gain on escrow settlement	-	-	-	(565)
Gain on disposal of discontinued operations	-	(7)	-	(596)
Non-cash tax adjustments	(54)	2,179	2,390	2,266
Amortization of acquired intangible assets	545	569	2,232	1,643
Stock-based compensation expense	2,858	2,350	9,347	7,595
Acquisition related expenses	132	26	132	841
Loss contingency reserve	1,200	-	1,200	-
Management transition	-	104	-	441
Non-GAAP net income	$4,864	$3,276	$16,227	$14,139

Weighted average number of shares:
Basic	88,950	88,184	89,071	78,310
Diluted	91,266	91,525	91,652	81,658

GAAP net income (loss) per share - Diluted	$0.00	$(0.02)	$0.02	$0.03
Gain on patent sale	-	-	(0.01)	-
Gain on escrow settlement	-	-	-	(0.01)
Gain on disposal of discontinued operations	-	-	-	(0.01)
Non-cash tax adjustments	-	0.02	0.03	0.03
Amortization of acquired intangible assets	0.01	0.01	0.03	0.02
Stock-based compensation expense	0.03	0.03	0.10	0.09
Acquisition related expenses	-	-	-	0.01
Loss contingency reserve	0.01	-	0.01	-
Management transition	-	-	-	0.01
Non-GAAP net income per share - Diluted	$0.05	$0.04	$0.18	$0.17

GAAP net income percentage of revenue	0%	-5%	1%	2%
Gain on patent sale	-	-	-1%	-
Gain on escrow settlement	-	-	-	-
Gain on disposal of discontinued operations	-	-	-	-1%
Non-cash tax adjustments	-	6%	2%	2%
Amortization of acquired intangible assets	1%	2%	1%	1%
Stock-based compensation expense	7%	6%	6%	6%
Acquisition related expenses	-	-	-	1%
Loss contingency reserve	3%	-	1%	-
Management transition	-	-	-	-
Non-GAAP net income percentage of revenue	11%	9%	10%	11%